SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of September 21, 2022 (the “Effective Date”) is made by and between Spero Therapeutics, Inc., a Delaware corporation (the “Company”), and Glaxo Group Limited, a company organized under the laws of England and Wales (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, contemporaneously with the execution of this Agreement, the Company and the GlaxoSmithKline Intellectual Property (No. 3) Limited are entering into that certain exclusive license agreement (the “License Agreement”) containing the terms agreed by such parties to, among other matters, govern their strategic collaboration to develop, manufacture and commercialize the Compound (as defined in the License Agreement) in the Field (as defined in the License Agreement) and it is acknowledged by both parties that any premium on the market price paid for the Shares (as defined below) at the Effective Date is partial consideration for the rights granted by the Company to GlaxoSmithKline Intellectual Property (No. 3) Limited under the License Agreement; and

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, shares of the common stock of the Company, par value $0.001 per share (“Common Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

1.
Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase at the Closing (as defined below), 7,450,000 shares of Common Stock (the “Shares”) at a purchase price per share of approximately $1.20805 for an aggregate purchase price of $9,000,000 (the “Purchase Amount”). Notwithstanding anything in this Agreement to the contrary, in the event that the number of Shares to be purchased by the Purchaser, when taken together with shares beneficially owned by the Purchaser and its Affiliates (as defined below), would exceed the number of shares representing 19.99% of the outstanding shares of Common Stock following the Closing Date (as defined below), the Purchase Amount shall be reduced such that following the Closing Date the Purchaser, together with its Affiliates, shall own an aggregate number of Shares representing no more than 19.99% of the then outstanding shares of Common Stock.
2.
Closing; Deliveries.
(a)
Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date on which all of the closing conditions set forth in Section 5 herein shall have been satisfied, or duly waived

(other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), or at such other date or location as may be agreed upon by the Company and Purchaser. The date the Closing occurs is hereinafter referred to as the “Closing Date”.
(b)
Deliveries.
(i)
At least five (5) business days prior to the Closing, the Company will provide wire instructions to Purchaser for the bank account to which the Purchase Amount will be paid (the “Designated Account”). At the Closing, Purchaser will deliver to the Company the Purchase Amount by wire transfer of immediately available funds to the Designated Account. Purchaser will also deliver to Company at the Closing: (A) a duly executed cross receipt in form and substance reasonably satisfactory to each party (the “Cross Receipt”); and (B) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of Purchaser certifying that the conditions to Closing set forth in Section 5(b) of this Agreement have been fulfilled.
(ii)
At the Closing, the Company will instruct the transfer agent for the shares of Common Stock (the “Transfer Agent”) to register the issuance of the Shares to the Purchaser via book-entry or, upon the request of the Purchaser, the Company will instruct the Transfer Agent to deliver stock certificates to the Purchaser representing the Shares. The Company will also deliver to Purchaser at the Closing: (A) a duly executed Cross Receipt; (B) a certificate in form and substance reasonably satisfactory to Purchaser and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 5(a) of this Agreement have been fulfilled; (C) a legal opinion of the Company’s counsel in form and substance reasonably satisfactory to Purchaser; (D) a certificate of the secretary of the Company dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the License Agreement (collectively, the “Transaction Agreements”) and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements as of the Closing Date and (E) a copy of Company’s irrevocable instructions to its Transfer Agent for the Common Stock instructing such Transfer Agent to register the issuance of the Shares to the Purchaser via book-entry or, upon the request of the Purchaser, to deliver the stock certificates to the Purchaser representing the Shares.
3.
Representations and Warranties of the Company. The Company represents and warrants to Purchaser that the statements contained in this Section 3 are true and complete as of the Effective Date, except as may be modified by the disclosure schedule delivered herewith by the Company or in any SEC Report (as defined below) filed before the Effective Date or after the Effective Date and before the Closing Date.
(a)
Organization; Qualification and Good Standing.

(i)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate (as applicable) its properties and assets, to carry on its business as presently conducted and as proposed to be conducted in the SEC Reports (as defined below), to enter into this Agreement, to issue and sell the Shares and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that any failure to be so qualified or in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any occurrence, event, change or effect (each, an “Effect”) that, individually or when taken together with all other Effects, has had or would reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole; provided, however, that, none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be deemed to be or constitute a Material Adverse Effect and none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur: Effects arising out of or resulting from (A) (1) general market, economic or political conditions, or (2) conditions (or any changes therein) in the industries in which the Company and its subsidiaries conduct business, in each case, including any acts of terrorism, war or epidemics or pandemics (including the COVID-19 pandemic, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks), weather conditions or other force majeure events; (B) changes in applicable Law or GAAP or other accounting standards (or, in each case, the interpretation thereof by a third party); (C) the announcement of the execution of the Transaction Agreements or the pendency of the transactions contemplated by the Transaction Agreements; (D) Purchaser’s breach of either Transaction Agreement; (E) changes in the trading price or trading volume of the Common Stock (it being understood that any underlying cause of any such change may, subject to the other terms of this definition, be taken into consideration when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); (F) fluctuations in the value of any currency; or (G) any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenue, earnings or other financial performance or results of operations (it being understood that any underlying cause of any such failure may, subject to the other terms of this definition, be taken into consideration when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); except, with respect to the foregoing clauses (A) and (B), to the extent such Effects have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industries in which the Company and its subsidiaries conduct business.
(ii)
The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the SEC Reports. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority (corporate or other) to own, lease and operate (as applicable) its properties and assets, to carry on its business as presently conducted and as proposed to be conducted in the SEC Reports. Each of the Company’s subsidiaries is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that any failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, whether written or oral, to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, statute, rule, regulation, ordinance, writ, injunction, Permit (as defined below), judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (including, without limitation, the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or any foreign, federal, state or local governmental or regulatory authority or any self-regulatory organizations performing functions similar to those performed by the FDA) (collectively, “Laws”) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not have a Material Adverse Effect. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of clauses (ii) and (iii) as would not have a Material Adverse Effect.
(c)
Absence of Certain Events. Since June 30, 2022, (i) the Company and each of its subsidiaries has conducted its business operations in the ordinary course of business consistent with past practice and (ii) there has been no Material Adverse Effect. Except as set forth in the SEC Reports filed prior to the Effective Date, since June 30, 2022, the Company has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (B) sold, exchanged or otherwise disposed of any of its material assets or rights. Since June 30, 2022, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.
(d)
Capitalization. As of the Effective Date, the authorized capital of the Company consists of: (i) 120,000,000 shares of Common Stock, (x) 38,522,702 of which were issued and outstanding, (y) 4,718,406 shares were available for future issuance pursuant to the Company’s stock-based compensation plans and (z) 4,270,204 shares were issuable upon the exercise of stock options outstanding or vesting of restricted stock units or awards outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, 2,214 of which were issued and outstanding and which are convertible into an aggregate of 2,214,000 shares of Common Stock, subject to the terms and conditions applicable thereto. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of the Company’s capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as set forth in this Section 3(d), as of the Effective Date there are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries. All of the authorized shares of Common Stock are entitled to one (1) vote per share. Neither the Company nor any of its subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity interest in any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (as defined below) (any of the foregoing, a “Person”).
(e)
Capitalization of Subsidiaries. Except as described in the SEC Reports, all the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any pledge, claim, lien, encumbrance, mortgage, security interest, restriction upon voting or transfer or any other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.
(f)
Authorization of Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement against payment of the Purchase Amount as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, claim, lien, encumbrance, mortgage, security interest, restriction upon voting or transfer or any other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.
(g)
Authorization; Due Execution; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. All requisite corporate action on the part of the Company and its subsidiaries, and their respective directors and shareholders required by applicable Laws for the authorization, execution and delivery by the Company and its subsidiaries of this Agreement and the performance of all obligations of the Company and its subsidiaries hereunder, including the authorization, issuance and delivery of the Shares, has been taken. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles. No stop order or suspension of trading of the Common Stock has been imposed by The Nasdaq Stock Market LLC (“Nasdaq”), the Commission or any other governmental authority and remains in effect.
(h)
SEC Reports; Financial Statements; Internal Accounting Controls.

(i)
The Company has timely filed all forms, reports and documents required to be filed by it with the Commission. All such required forms, reports and documents are referred to in this Agreement as the “SEC Reports.” As of their respective filing dates, each of the SEC Reports (i) complied in all material respects with the requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder applicable to such SEC Reports and (ii) did not at the time they were filed, declared effective or mailed, as applicable (or if subsequently amended or superseded by a filing prior to the Effective Date, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no outstanding or unresolved comments in comment letters received from the Commission or its staff and the Company has not been notified that any of the SEC Reports is the subject of ongoing Commission review or outstanding investigation. None of the Company’s subsidiaries is subject to the periodic reporting requirements of the Exchange Act.
(ii)
The financial statements, together with the related notes and schedules thereto, of the Company included in the SEC Reports when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) (“GAAP”) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.
(iii)
The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder, applicable to it as of the date hereof. As of the Effective Date, the Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Other than as described in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Other than as described in the SEC Reports, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(i)
No Consents. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body or securities exchange or any other third party is required to be made or obtained by the Company in connection with the consummation of the transactions contemplated by this Agreement, or with the authorization, issuance and sale by the Company of the Shares, except (x) such filings as may be required to be made with the Commission and with any state blue sky or securities regulatory authority, (y) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq, and (z) the applicable premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable Laws designed to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition as may be applicable to the Agreement (together, “Anti-trust Law”), in each case which filings shall be made in a timely manner in accordance with all applicable Laws.
(j)
No Conflicts. The execution, delivery and performance of this Agreement by the Company, the offering or sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, arrangement or instrument, whether written or oral, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any Laws, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k)
No Right of First Refusal; Voting Rights. No party has any right of first refusal, right of first offer, right of co-sale, pre-emptive right or other similar right regarding the securities of the Company or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company. Except as described in the SEC Reports, no party has any registration rights regarding the securities of the Company. There are no provisions of the Company’s Certificate of Incorporation, and no contracts, other than this Agreement, that (a) may affect or restrict the voting rights of Purchaser with respect to the Shares in its capacity as a shareholder of the Company, (b) restrict the ability of Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Shares, (c) would adversely affect the Company’s or Purchaser’s right or ability to consummate the transactions contemplated by this Agreement, or (d) require the vote of more than a majority of the Company’s issued and outstanding shares of Common Stock to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law and that are described in the SEC Reports. There are no restrictions on the transfer of shares of the Company’s capital stock other than pursuant to state and federal securities laws. The Company is not a party to or subject to any agreement or understanding relating to the voting of shares of the Company’s capital stock or the giving of written consents by a shareholder or director of the Company.
(l)
Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the SEC Reports are independent public accountants with respect to the Company as required by the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder, and the Public Company Accounting Oversight Board.
(m)
Absence of Litigation. There is no claim, action, suit, arbitration or similar proceeding or, to the knowledge of the Company, investigation, pending against, or to the knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries, or any of their respective properties or, to the knowledge of the Company, any of their respective officers or directors, including any such claim, action, suit, arbitration or similar proceeding, or investigation that questions the validity of this Agreement or the right of the Company to consummate the transactions contemplated in this Agreement.
(n)
Possession of Intellectual Property; Patents and Patent Applications. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent applications, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, technology or other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted as disclosed in the SEC Reports, now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any pending or, to the knowledge of Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property or is otherwise aware of any infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material Adverse Effect. To the Company’s knowledge, no employee of the Company or its subsidiaries is in or has ever been in violation of the term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment or actions undertaken by the employee while employed with the Company or its subsidiaries, except as such violation would not result in a Material Adverse Effect. All patents and patent applications owned by or licensed to the Company or its subsidiaries, under which the Company or its subsidiaries, has rights have, to the knowledge of the Company, been duly and properly filed and maintained, and all such licenses are free of any liens or restrictions, and to the Company’s knowledge, neither the Company, nor any other party thereto, is in material breach of any such licenses. To the Company’s knowledge, no event has occurred that with notice or lapse of time or both (i) would constitute a breach or default of any material license, (ii) would result in the termination thereof, or (iii) would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder by Company or its subsidiaries except in each case as would not have a Material Adverse Effect. To the Company’s knowledge, the parties prosecuting such applications have complied with their duty of candor and disclosure to U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.
(o)
Taxes. The Company and its subsidiaries each (i) have timely filed all required federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes due and payable, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have, nor have had in the last four (4) years, any tax audits, tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Neither the Company nor any of its subsidiaries is or has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and U.S. Treasury Regulation § 1.6011-4(b)(2).
(p)
Environmental Laws. Except as described in the SEC Reports or as would not have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(q)
No Undisclosed Material Liabilities. There are no liabilities of the Company (including its subsidiaries) of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, other than liabilities: (i) reflected in the financial statements (including footnotes thereto) included in the SEC Reports, (ii) created under, or incurred in connection with, the Transaction Agreements or (iii) incurred in the ordinary course consistent with past practice subsequent to the date of the most recent balance sheet contained in the SEC Reports.
(r)
Finder’s Fees. Neither the Company nor any of the subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions contemplated under the Transaction Agreements.
(s)
Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market, nor has the Company received any notification that the Commission, the Financial Industry Regulatory Authority or The Nasdaq Stock Market LLC is contemplating terminating such registration or listing. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
(t)
No Integrated Offering. The Company has not, directly or through any agent, sold, offered for sale or solicited offers to buy any “security” (as defined in the Securities Act), or negotiated in respect of any of the foregoing, under any circumstances that would cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable Laws or shareholder approval provisions.

(u)
Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, and in reliance thereon, the offer, sale and issuance of the Shares to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act and from the qualification or registration requirements of applicable state securities laws. Neither the Company, nor its subsidiaries nor any Person acting on behalf of the Company or its subsidiaries, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act, and neither the Company, nor its subsidiaries nor any Person acting on behalf of the Company or its subsidiaries will take any such action.
(v)
Investment Act. The Company is not, and immediately after receipt of payment for the Shares, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(w)
Licenses and Other Rights; Compliance with Laws. The Company and its subsidiaries (as applicable) have all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit them to own or lease their properties and to conduct their business as presently conducted and are in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor its subsidiaries have taken any action that would interfere with the Company’s or its subsidiaries’ ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all Laws applicable to their business, properties and assets, and to the products and services sold by them, except where the failure to be in compliance does not and would not have a Material Adverse Effect. The Company and its subsidiaries have made all material filings and obtained all such material approvals as may be required by the FDA or any committee thereof or by any other U.S. or foreign drug regulatory agency, or health care facility institutional review board (collectively “Regulatory Agencies”), to conduct their business as presently conducted, and the Company and its subsidiaries have operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies. Neither the Company nor any of its subsidiaries has received any written notification of any pending or threatened action, suit, or investigation from any Regulatory Agency.
(x)
Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(y)
Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied. Neither the Company nor its subsidiaries is in breach or default of any of their insurance policies, and neither the Company nor its subsidiaries has taken any action or failed to take any action that, with notice or lapse of time, would constitute a material breach or default, or permit termination or modification of any of such policies. The Company and its subsidiaries have not received any written notice of cancellation or threatened cancellation of any of their insurance policies or of any material claim pending regarding the Company or any of its subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.
(z)
No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of its controlled Affiliates or subsidiaries or any director, officer, manager, employee, agent, affiliate, representative or other Person acting on behalf of the Company or any controlled Affiliate or subsidiary (collectively, “Representatives”), has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) promised, authorized, made any payment to, or otherwise contributed any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its subsidiaries to comply in all material respects with the FCPA or any other applicable anti-bribery or anti-corruption law.
(aa)
OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Within the last five (5) years, to the knowledge of the Company, neither the Company nor its subsidiaries has been the subject of any governmental investigation or inquiry regarding compliance with Sanctions nor has it been assessed any fine or penalty in regard to compliance with Sanctions.

(bb)
Related Party Transactions. The Company has not entered into any agreements with any shareholders or any transactions with “affiliates” (as defined in Rule 12b-2 under the Exchange Act) (“Affiliates”), except as specifically disclosed in the SEC Reports.
(cc)
Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; and the Company and its subsidiaries have taken all necessary actions to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.
(dd)
IT Systems. To the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”). The Company and its subsidiaries have (i) not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, (ii) complied, and are presently in compliance with, all applicable Laws or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), have a Material Adverse Effect, and (iii) implemented backup and disaster recovery technology consistent with industry standards and practice.
(ee)
Property; Title to Assets. Neither the Company nor its subsidiaries own any real property. Except as would not have a Material Adverse Effect, (i) the Company and each of its subsidiaries has the right to use or occupy the Leased Real Property (defined below) under valid and binding leases and (ii) the Company and its subsidiaries have good and valid title to, or a valid license to use or leasehold interest in, all of their respective material tangible assets, free and clear of all liens. “Leased Real Property” means all leasehold or subleasehold estates and all other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its subsidiaries pursuant to any lease. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the subsidiaries, in each case free and clear of all liens.
(ff)
Contracts. Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation, default or breach under any of its Material Contracts (defined below). All Material Contracts required to be filed with the SEC Reports have been timely filed. “Material Contracts” means any contract entered into by the Company or any of its subsidiaries that is required under the Exchange Act to be filed as an exhibit to any SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.
(gg)
Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would have a Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or any such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationship with their employees is good. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to do so would not have a Material Adverse Effect.
(hh)
Health Care Matters. The Company and its subsidiaries have been in compliance in all material respects with all applicable healthcare laws, rules and regulations, to the extent they apply to the Company and its current activities, including, without limitation, (i) the FDCA (21 U.S.C. §§ 301 et seq.); (ii) all applicable foreign, federal, state and local healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18

U.S.C. Sections 286, 287, 1035, 1347 and 1349, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Medicare statute (Title XVIII of the Social Security Act), and the Medicaid statute (Title XIX of the Social Security Act); (iii) the patient privacy, data security and beach notification provisions under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§17921 et seq.); (iv) comparable state and local laws; and (v) the regulations promulgated pursuant to such laws (collectively, the “Healthcare Laws”). Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, their officers, directors, employees, agents, have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. Neither the Company nor any of its subsidiaries has received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court, arbitrator or governmental authority or third party alleging that any product, operation or activity is in violation of any Healthcare Laws, and, to the Company’s knowledge, no such Action is threatened. Neither the Comapny nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any governmental authority. Additionally, neither the Company nor any of its subsidiaries, nor any of their employees, officers or directors, or to the Company’s knowledge, agents, is or has been excluded, suspended or debarred from participation in any U.S. state or federal healthcare program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
(ii)
Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by, or, to the knowledge of the Company on behalf of the Company, were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Permits and applicable Laws including, as applicable, without limitation, the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials, except to the extent disclosed in the SEC Reports. Except to the extent disclosed in the SEC Reports, (i) the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and (ii) the Company has not received any notices or correspondence from the FDA, any Regulatory Agencies or any other governmental authorities requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

4.
Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the Effective Date:
(a)
Organization and Good Standing. Purchaser is a limited company duly organized, validly existing and in good standing under the laws of England and Wales and has all requisite corporate or other similar power and authority to carry on its business as presently conducted, to enter into this Agreement and to carry out the transactions contemplated by this Agreement.
(b)
Authorization; Due Execution; Enforceability. Purchaser has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. All requisite corporate action on the part of Purchaser and its directors and shareholders required by applicable Laws for the authorization, execution and delivery by Purchaser of this Agreement and the performance of all obligations of Purchaser hereunder has been taken. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding agreement of Purchaser enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(c)
No Current Ownership in the Company. Other than the Shares acquired under this Agreement, and other than as set forth on Schedule 13D/A, filed by GlaxoSmithKline plc on September 16, 2021, as such filing may be amended, none of Purchaser or any of its direct or indirect subsidiaries owns any shares of Common Stock or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (collectively, “Company Securities”), provided that Purchaser or its direct or indirect subsidiaries may own shares or other ownership interests in Company indirectly through holdings in mutual or investment funds or similar entities for which Purchaser and its direct and indirect subsidiaries do not exercise control over the management or policies, which mutual or investment funds or similar entities own shares of Common Stock or other securities of the Company.
(d)
Accredited Investor. Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.
(e)
Purchase for Investment. Purchaser is acquiring the Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser has not been organized solely for purposes of acquiring the Shares.
(f)
Knowledge and Experience; Economic Risk. Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder, is capable of protecting its interest in connection with the transactions contemplated by this Agreement and is able to bear the economic risk of the investment in the Shares, including a complete loss of the investment.

(g)
Access to Information. Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and (ii) access to information about the Company and its financial condition, results of operations, business, properties and management sufficient to enable Purchaser to evaluate its investment. However, neither such inquiries nor any investigation conducted by or on behalf of Purchaser or its representatives or counsel will modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Agreements.
5.
Conditions to Closing.
(a)
Purchaser’s Conditions to Closing. Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by Purchaser):
(i)
Each of the representations and warranties of the Company contained in Section 3 shall be true and accurate in all respects as of the Closing Date, except (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct only as of such date and (B) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualification contained therein) has not had a Material Adverse Effect.
(ii)
All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
(iii)
The Company shall have duly executed and delivered to GlaxoSmithKline Intellectual Property (No. 3) Limited the License Agreement, and there shall have been no notice of termination of the License Agreement that, as of the Closing, has been delivered or is effective.
(iv)
From and after the Effective Date until the Closing Date, there shall have occurred no Material Adverse Effect.
(v)
All closing deliverables as required under Section 2(b)(ii) shall have been delivered to Purchaser.
(vi)
No assessment, award, decision, judgment, ruling, order or verdict entered, issued, made or rendered by any court or other governmental authority shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.
(vii)
The “Effective Date,” as defined under the License Agreement, shall have occurred.
(viii)
The Company shall not have received any notice from Nasdaq of any objection to the consummation of the transactions contemplated by this Agreement.

(b)
The Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):
(i)
Each of the representations and warranties of Purchaser contained in Section 4 shall be true and accurate in all material respects as of the Closing Date (without regard to any materiality or material adverse effect qualification contained therein), except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (without regard to any materiality or material adverse effect qualification contained therein) only as of such date.
(ii)
All covenants and agreements contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.
(iii)
GlaxoSmithKline Intellectual Property (No. 3) Limited shall have duly executed and delivered to the Company the License Agreement, and there shall have been no notice of termination of the License Agreement that, as of the Closing, has been delivered or is effective.
(iv)
All closing deliverables as required under Section 2(b)(i) shall have been delivered to the Company.
(v)
No assessment, award, decision, judgment, ruling, order or verdict entered, issued, made or rendered by any court or other governmental authority shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.
(vi)
The “Effective Date,” as defined under the License Agreement, shall have occurred.
6.
Additional Covenants and Agreements of the Company and Purchaser.
(a)
Lock-Up.

Purchaser agrees that it will, and will cause its Affiliates to, hold, and will not, and will cause its Affiliates not to, sell any of their respective shares of Common Stock (including the Shares) (or otherwise make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale of such shares of Common Stock). The limitations in the immediately foregoing sentence shall remain in full force and effect for a period of: (A) with respect to 100% of the shares of Common Stock held by Purchaser and its Affiliates, eighteen (18) months from and after the Effective Date, and (B) with respect to 50% of the shares of Common Stock held by Purchaser and its Affiliates, twenty-four (24) months from and after the Effective Date. Notwithstanding the foregoing, this Section 6(a) will not preclude, and Purchaser and its Affiliates shall be permitted to transfer any portion or all of their respective shares of Common Stock at any time under, the following circumstances: (i) transfers to any general or limited partners, members, shareholders, Affiliates or wholly owned subsidiaries of the Purchaser or any investment fund or other entity controlled or managed by the Purchaser, but only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement; (ii) transfers that have been approved in writing by the Company;

(iii) if, following the Closing Date, (A) Purchaser or its Affiliates exceed 20% ownership of the Company’s securities solely as a result of an action taken by the Company and (B) as a result of clause (A), Purchaser’s auditors determine that Company’s financial results must be consolidated with the Company’s in Purchaser’s financial statements pursuant to the principles of consolidation under International Financial Reporting Standards (“IFRS”), transfers made in order to reduce Purchaser’s and its Affiliates’ ownership of the Company’s voting securities to the greater of (y) 19.99% and (z) such amount as would not require such consolidation under IFRS; and (iv) sales of their respective shares of Common Stock by the Purchaser or its Affiliates to a third party not affiliated with Purchaser or any of its Affiliates pursuant to a bona fide tender offer made by such third party for outstanding shares of Common Stock.

(b)
Restrictions on Transfer.
(i)
Purchaser acknowledges and agrees that (A) the issuance and sale of the Shares has not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, (B) the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws, and (C) the certificate(s) or book-entry positions for the Shares shall bear a legend as set forth in Section 6(b)(ii) (unless and until such legend is removed in accordance with Section 6(b)(iii)), and (D) appropriate stop transfer instructions may be issued against any transfer of the certificate(s) for the Shares in violation of this Section 6(b). Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent expressed in this Agreement.
(ii)
It is understood that the certificate(s) or book-entry position evidencing the Shares shall bear the following legend (or substantially similar legends) or stop order instructions, in the case of a book-entry position, until the time set forth in Section 6(b)(iii):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE COMPANY HAS RECEIVED A CERTIFICATE AND/OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CONDITIONS OF A SHARE PURCHASE AGREEMENT DATED SEPTEMBER 21, 2022, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

(iii)
Purchaser may request that the Company shall authorize the removal of the restrictive legends and stop transfer instructions described in Section 6(b)(ii), and the Company agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities law, within two (2) business days of any such request; provided, however, each party will be responsible for any fees it incurs in connection with such request and removal; provided that any fees associated with the delivery of a legal opinion referred to in this Section 6(b)(iii) shall be borne by the Company.
(c)
FCPA Compliance. The Company shall not, and shall not permit any of its controlled Affiliates or subsidiaries or any of its or their respective Representatives to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its controlled Affiliates and subsidiaries to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its controlled Affiliates or any of its or their respective Representatives, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its controlled Affiliates and subsidiaries to, maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.
(d)
Registration Rights. If, following the fifteen (15) month anniversary of the Closing Date, Purchaser or any of its Affiliates proposes to publicly resell their respective shares of Common Stock pursuant to Rule 144 under the Securities Act (“Rule 144”), and Purchaser or any of its Affiliates in good faith believes they will be unable to sell all of their respective shares of Common Stock proposed to be sold by them pursuant to Rule 144 without volume or manner-of-sale restrictions, Purchaser shall notify the Company and the Company shall file as promptly as practicable a secondary only registration statement on Form S-3 (or any successor form to Form S-3) promulgated under the Securities Act (which, if the Company is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), shall be filed pursuant to General Instruction I.D of Form S-3 (an “Automatic Shelf Registration Statement”)), registering the resale of such shares of Common Stock then held by the Purchaser and its Affiliates (which, for the avoidance of doubt, shall include shares held by GSK Equity Investments, Limited) (the “Registrable Securities”) (or, in the event that Form S-3 is not available for the registration of the resale of the Registrable Securities, another appropriate form reasonably acceptable to the Purchaser) by Purchaser (the “Registration Statement”). The Company shall use commercially reasonable efforts (a) if the Registration Statement is not an Automatic Shelf Registration Statement, to cause the Registration Statement to become effective as promptly as practicable; (b) to cause the Registration Statement to remain effective until the earlier of (i) the date on which the Purchaser has disposed of all of the Registrable Securities, (ii) the eighth anniversary of the effectiveness date of the Registration Statement, and (iii) such time as Rule 144 is available for the disposition of all Registrable Securities without volume or manner-of-sale restrictions; (c) to undertake any additional actions reasonably necessary to maintain the availability of, and to facilitate the disposition by the Purchaser of the Registrable Securities pursuant to, the Registration Statement; and (d) to obtain any required consent under the Company’s Investors’ Rights Agreement, dated as of June 30, 2017, by and among the Company and the investors party thereto or any other agreement to which the Company is a party related to the filing of the Registration Statement. The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, including furnishing to the Company such information regarding itself, its Affiliates, the shares of Common Stock held by them and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities. The Company shall bear all expenses incurred in connection with the performance of its obligations under this Section 6(d). The Company’s obligations under this Section 6(d) shall also apply to any shares in the capital of the Company issued or issuable with respect to the Registrable Securities as a result of any share split, share dividend, recapitalization, exchange or similar event. For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in the Registration Statement in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company or any of its subsidiaries, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company and its subsidiaries or (B) amend or supplement the affected Registration Statement or the related Prospectus so that the Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of Purchaser) disclose to Purchaser any material non-public information giving rise to an Allowed Delay and (b) advise Purchaser in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. “Prospectus” means (i) the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.
7.
Standstill Agreement.
(a)
Prior to the one-year anniversary of the Effective Date (the “Standstill Period”), Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, except as expressly approved or invited by the Company or otherwise expressly permitted pursuant to this Section 7:
(i)
Effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate, directly or indirectly (including through any other Person), in, (A) any acquisition of any securities (or beneficial ownership thereof) or material assets of the Company, (B) any tender or exchange offer, merger, or other business combination involving the Company,

(C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company;
(ii)
Form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company;
(iii)
Otherwise act, alone or in concert with others, to seek to control the management, Board of Directors or policies of the Company (other than such policies as may be within the scope of the License Agreement);
(iv)
Take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or
(v)
Enter into any discussions or arrangements with any Person with respect to any of the foregoing.
(b)
Notwithstanding the foregoing, during the Standstill Period, the Purchaser may, by means of a confidential communication to the Company’s Chairman of the Board of Directors or Chief Executive Officer, request that the Company (or its representatives), directly or indirectly, amend or waive any provision of this Section 7.
(c)
Notwithstanding the provisions set forth in Sections 7(a) and 7(b) (the “Standstill Provisions”), Purchaser shall immediately, and without any other action by the Company, be released from its obligations under the Standstill Provisions if: (i) the Company executes, or publicly announces its intention to execute, a definitive agreement with a third party providing for an acquisition (by way of merger, tender offer or otherwise), of more than 50% of the Company’s outstanding Common Stock or all or substantially all of the Company’s assets, (ii) any person or “group” (as defined under the Exchange Act) commences a tender offer or makes an offer or proposal which is made public seeking to acquire beneficial ownership of more than 50% of the Company’s outstanding Common Stock (with any acquisition described in Section 7(a), clauses (i) and (ii) referred to as a “Change of Control Transaction”), (iii) the Company waives any standstill or similar provision in any other agreement between the Company and a third party for the explicit purpose of allowing the third party to pursue or engage in any Change of Control Transaction, or (iv) the Company publicly announces the commencement of a formal process to solicit proposals for a potential business combination transaction. None of (A) the ownership or purchase by an employee benefit plan of Purchaser or Purchaser’s Affiliates in any diversified index, mutual or pension fund managed by an independent advisor, which fund in-turn holds, directly or indirectly, securities of the Company, (B) the acquisition of the equity securities of an entity that owns such securities prior to such acquisition so long as such acquisition is not consummated for the purpose of circumventing this Section 7; or (C) transfers or resales of the Shares by Purchaser to any other person in compliance with Section 6 hereof, will be deemed to be a breach of Purchaser’s standstill obligations under this Section 7.

8.
Market Listing. From the Effective Date through the Closing, the Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on Nasdaq.
9.
Termination.
(a)
Ability to Terminate. This Agreement may be terminated prior to the Closing:
(i)
at any time by mutual written consent of the Company and Purchaser;
(ii)
by the Company, upon thirty (30) days’ written notice to the Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5(a), as applicable, could not be satisfied by the Closing Date, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement in either case on the part of Purchaser shall have occurred such that the conditions set forth in clause (i) or (ii) of Section 5(b) would not be satisfied and such breach or failure to perform shall not have been cured within such thirty (30)-day notice period;
(iii)
by Purchaser, upon thirty (30) days’ written notice to the Company, so long as Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5(b), as applicable, could not be satisfied by the Closing Date, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement in either case on the part of the Company shall have occurred such that the conditions set forth in clause (i) or (ii) of Section 5(a) would not be satisfied and such breach or failure to perform shall not have been cured within such thirty (30)-day notice period; and
(iv)
by either the Company or Purchaser, upon written notice to the other, if the License Agreement is terminated pursuant to Section 12.3 therein. In such event, neither party shall have any further obligations under this Agreement.
(b)
Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9, (a) this Agreement (except for this Section 9(b), and Section 10 and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 10(b) shall relieve any party from liability for fraud or any knowing and willful breach of this Agreement.
10.
Miscellaneous.
(a)
Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

(b)
Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two year(s).
(c)
Entire Agreement. This Agreement and the License Agreement (including any schedule or exhibits thereto) contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, commitments, agreements and understandings among them, whether written or oral, with respect thereto.
(d)
Notices. All notices, requests, consents and other communications hereunder to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor, and shall be deemed given (i) when delivered in person, (ii) five (5) days after being duly sent by first class mail postage prepaid, (iii) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day, or (iii) the next business day after being duly sent by Federal Express or other recognized express international courier service:

if to the Company, to:

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, MA 02139

Attention: Tamara Joseph, Esq., Chief Legal Officer

Email: tjoseph@sperotherapeutics.com

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Matthew J. Gardella, Esq. and Lewis J. Geffen, Esq.

Email: mgardella@mintz.com; ljgeffen@mintz.com

if to Purchaser, to:

Glaxo Group Limited

980 Great West Road

Brentford, Middlesex TW8 9GS

England

Attention: SVP & Corporate Secretary

Email: victoria.a.whyte@gsk.com

with a copy (which will not constitute notice) to:

GlaxoSmithKline

980 Great West Road

Brentford, Middlesex TW8 9GS

England

Attention: VP & Head of Legal - Business Development & Corporate

Email: antony.r.braithwaite@gsk.com

with a copy (which will not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Philadelphia, Pennsylvania, 19103

Attention Rachael Bushey

Email: Rachael.bushey@troutman.com

Attention: Jennifer Porter

E-mail: Jennifer.porter@troutman.com

(e)
Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by a written agreement executed by an authorized representative of each of the Company and Purchaser. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party.
(f)
Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, by email in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.dogusign.com), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.
(g)
Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. Except where the context expressly requires otherwise, (i) the use of any gender herein will be deemed to encompass references to all genders, and the use of the singular will be deemed to include the plural (and vice versa), (ii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (iii) the word “will” will be construed to have the same meaning and effect as the word “shall,” (iv) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (v) any reference herein to any Person will be construed to include the Person’s successors and assigns, (vi) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (vii) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules or exhibits hereto, (viii) provisions that require that a party or the parties “agree,” “consent” or

“approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (ix) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (x) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (xi) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
(h)
Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
(i)
Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the non-assigning party; provided, however, that Purchaser may assign this Agreement without the Company’s consent to an Affiliate of Purchaser, provided that such Affiliate agrees in writing to be bound by the terms of this Agreement.
(j)
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties and, except as otherwise expressly provided in this Agreement, each other Person who shall become a registered holder named in a certificate evidencing Shares transferred to such holder by Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.
(k)
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such event, the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
(l)
Disclaimer. Except as expressly set forth in this Agreement and the License Agreement, neither party makes any representation or warranty to the other party of any nature, express or implied. Purchaser acknowledges and agrees that, in connection with its entry into this Agreement and the License Agreement, it is not relying on any representations or warranties (including the accuracy or completeness thereof) other than the representations and warranties contained herein and in the License Agreement.
(m)
No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a party to this Agreement.
(n)
Further Actions. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
(o)
No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party.
(p)
Equitable Relief. Each of the Company and the Purchaser hereby acknowledges and agrees that the failure of the Company or Purchaser to perform its respective agreements and covenants hereunder will cause irreparable injury to the other party, for which damages, even if available, will not be an adequate remedy. Accordingly, each of the Company and Purchaser hereby agrees that each party shall be entitled to seek the issuance of temporary and permanent injunctive relief by any court of competent jurisdiction to compel performance of the other party’s respective obligations hereunder.
(q)
Public Disclosure. Except as required by Law or the rules of any securities exchange or market, neither the Company nor the Purchaser shall issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of such other party; provided, however, notwithstanding the foregoing, on the Effective Date (or at such later date as mutually agreed by the Company and the Purchaser), the Company will issue a press release substantially in the form attached as Schedule 8.5 to the License Agreement. The Company and the Purchaser acknowledge that either or both of the Company and the Purchaser may be obligated to file under applicable Laws a copy of this Agreement with the U.S. Securities and Exchange Commission or other governmental body. Each of the Company and the Purchaser shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof, including trade secret information, to the extent such confidential treatment is reasonably available to the Company and the Purchaser, as applicable. In the event of any such filing, the filing party will provide the other party with a copy of this Agreement marked to show provisions for which such party intends to seek confidential treatment and shall reasonably consider the other party’s reasonable comments thereon, to be provided within five (5) Business Days of receipt, to the extent consistent with the legal requirements, with respect to the filing party, governing disclosure of material agreements and material information that must be publicly filed.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the Effective Date.

SPERO THERAPEUTICS, INC.

By: /s/ Ankit Mahadevia

Name: Ankit Mahadevia

Title: Chief Executive Officer

GLAXO GROUP LIMITED

By: /s/ Marcus Dowding

Name: Marcus Dowding

Title: Authorized Signatory